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                                                                   Exhibit 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1998, on our audits of the consolidated financial statements and financial statement schedules of HCC Insurance Holdings, Inc. as of December 31, 1997 and 1996, and for the three year period ended December 31, 1997. Our reports state that they are based on the reports of KPMG Peat Marwick LLP, independent certified public accountants with respect to their audit of the 1996 and 1995 consolidated financial statements and financial statement schedules of AVEMCO Corporation.


PricewaterhouseCoopers LLP

Houston, Texas
August 12, 1998